Exhibit 99.1

Kroger Reports Third Quarter 2022 Results

and Raises Full-Year Guidance

Third Quarter Highlights

•	Identical Sales without fuel increased 6.9%

•	Operating Profit of $841 million; Adjusted FIFO Operating Profit of $1,094 million

•	EPS of $0.55; Adjusted EPS of $0.88

•	Company is executing its go-to-market strategy to deliver value for customers

o	Our Brands identical sales increased 10.4%

o	Digital sales grew 10%

o	Fresh Produce Initiative accelerated with a total of 1,252 stores certified, driving higher identical sales

CINCINNATI, December 1, 2022 -- The Kroger Co. (NYSE: KR) today reported its third quarter 2022 results and will update investors on how Leading with Fresh and Accelerating with Digital continues to position Kroger for long-term sustainable growth.

Comments from Chairman and CEO Rodney McMullen

“Kroger achieved strong results in the third quarter as we continue to execute our Leading with Fresh and Accelerating with Digital strategy. Our associates are doing an outstanding job delivering a full, fresh and friendly experience across our seamless store and digital ecosystem.

Kroger’s value proposition, which includes providing great quality, fresh products at affordable prices, data-driven promotions, trusted Our Brands products and an industry-leading fuel rewards program, is resonating with shoppers and driving increased customer loyalty.

This quarter demonstrates the strength of our approach to growing our business. By delivering for our customers, investing in our associates and supporting our communities, we are creating attractive and sustainable total returns for our shareholders.”

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Third Quarter Financial Results

	3Q22 ($ in millions; except EPS)	3Q21 ($ in millions; except EPS)
ID Sales* (Table 4)	6.9%	3.1%
EPS	$0.55	$0.64
Adjusted EPS (Table 6)	$0.88	$0.78
Operating Profit	$841	$868
Adjusted FIFO Operating Profit (Table 7)	$1,094	$974
FIFO Gross Margin Rate*	Decreased 5 basis points
OG&A Rate*	Decreased 3 basis points

*without fuel and adjustment items, if applicable

Total company sales were $34.2 billion in the third quarter, compared to $31.9 billion for the same period last year. Excluding fuel, sales increased 6.4% compared to the same period last year.

Gross margin was 21.4% of sales for the third quarter. The FIFO gross margin rate, excluding fuel, decreased 5 basis points compared to the same period last year. This result reflected Kroger’s ability to effectively manage higher product cost inflation and shrink through strong sourcing practices, while also helping customers manage their budgets and keeping prices competitive.

The LIFO charge for the quarter was $152 million, compared to a LIFO charge of $93 million for the same period last year, driven by higher product cost inflation primarily in grocery.

The Operating, General & Administrative rate decreased 3 basis points, excluding fuel and adjustment items, compared to the same period last year. The decrease in OG&A rate was driven by sales leverage and the continued execution of cost savings initiatives partially offset by investments in associates.

Rent and depreciation as a rate to sales, excluding fuel, decreased 9 basis points due to sales leverage.

Capital Allocation Strategy

Kroger continues to generate strong free cash flow and remains committed to investing in the business to drive long-term sustainable net earnings growth, as well as maintaining its current investment grade debt rating. The Company will continue to pay its quarterly dividend and expects this to increase over time, subject to board approval. Kroger has already paused its share repurchase program to prioritize de-leveraging following the proposed merger with Albertsons.

Kroger's net total debt to adjusted EBITDA ratio is 1.61, compared to 1.68 a year ago (Table 5). The company's net total debt to adjusted EBITDA ratio target range is 2.30 to 2.50.

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2022 Guidance

Comments from CFO Gary Millerchip

“Kroger’s focus on delivering value for customers and our disciplined approach to managing costs in an inflationary environment led to another quarter of strong results. Our consistent execution of our go-to-market strategy continues to build momentum in our business results and gives us the confidence to raise our full-year guidance. We now expect identical sales without fuel to be in the range of 5.1% to 5.3% and adjusted net earnings per diluted share to be in the range of $4.05 to $4.15.

The resiliency of Kroger’s value creation model positions us well to navigate different operating environments, and as we look forward, we remain confident in our ability to deliver attractive and sustainable total shareholder returns for investors.”

Full-Year 2022 Guidance - Updated

	IDs (%)	EPS ($)	Operating Profit ($B)	Tax Rate**	Cap Ex ($B)	Free Cash Flow ($B)***
Adjusted*	5.1% - 5.3%	$4.05 - $4.15	$4.8 - $4.9	22%	$3.2 - $3.4	$2.3 - $2.5

* Without adjusted items, if applicable; Identical sales is without fuel; Operating profit represents FIFO Operating Profit. Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in 2022 guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on 2022 GAAP financial results.

** This rate reflects typical tax adjustments and does not reflect changes to the rate from the completion of income tax audit examinations or changes in tax laws, which cannot be predicted.

*** 2022 free cash flow guidance includes a $300M payment of deferred payroll taxes. This excludes planned payments related to the restructuring of multi-employer pension plans.

Third Quarter 2022 Highlights

Leading with Fresh

•	Launched Our Brands Innovation Summit, a program designed to uncover new and exciting private brand items that highlight market trends

•	Introduced 147 new Our Brands items, including products to enhance the holiday season

•	Expanded Alternative Farming offerings to 792 total stores connecting more communities to locally sourced fresh and sustainable products

•	Announced the top 2022 fall food trends, predicting customer behavior and popular items for the upcoming season

•	Celebrated four awards earned by Murray’s Cheese varieties at the World Cheese Awards

Accelerating with Digital

•	Increased delivery sales by 34% over last year driven by Kroger Boost and Customer Fulfillment Centers

•	Launched Kroger floral and sushi delivery in collaboration with DoorDash in more than 1,000 locations

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•	Expanded Kroger Precision Marketing’s programmatic advertising marketplace to include Connected TV and video capabilities

•	Introduced the Rachael Ray Home Chef meal kit, which guides customers through an easy-to-follow recipe created by the chef

Associate Experience

•	Honored by the U.S. Hispanic Chamber of Commerce with Employee Resource Group of the Year Award for Kroger’s Hispanic/Latino Associate Resource Group, KEPASA

•	Celebrated the 28 company leaders named by Progressive Grocer as 2022 GenNext Honorees, an award recognizing leaders under the age of 40 who are driving change and innovation within the organizations and communities they serve

•	Launched the Civic Engagement Campaign connecting associates to resources about the elections, voter registration and ways to vote in their states

•	Held a virtual veteran and military family career expo event as part of Kroger’s commitment to hiring veterans, military service members and their families

Live Our Purpose

•	Named as the 2022 Retailer of the Year by Supermarket News for Kroger’s vision and innovation in executing its Leading with Fresh and Accelerating with Digital strategy

•	Awarded scholarships to 120 children of Kroger associates named as Kroger Scholars; with a total of more than $4.5 million awarded since 2008

•	Hosted the Kroger Wellness Festival, a two-day event that featured an all-star lineup of celebrities, professional athletes and wellness experts in support of a holistic approach to healthy living

•	Participated in the White House Conference on Hunger, Nutrition and Health and made several commitments to end hunger and create healthier communities

•	Awarded scholarships from the Kroger Foundation’s Racial Equity Fund as part of the second annual Zero Hunger I Zero Waste Innovation Challenge in collaboration with the Thurgood Marshall College Fund

About Kroger

At The Kroger Co. (NYSE: KR), we are dedicated to our Purpose: to Feed the Human Spirit™. We are, across our family of companies nearly half a million associates who serve over eleven million customers daily through a seamless digital shopping experience and retail food stores under a variety of banner names, serving America through food inspiration and uplift, and creating #ZeroHungerZeroWaste communities by 2025. To learn more about us, visit our newsroom and investor relations site.

Kroger's third quarter 2022 ended on November 5, 2022.

Note: Fuel sales have historically had a low gross margin rate and operating expense rate as compared to corresponding rates on non-fuel sales. As a result, Kroger discusses the changes in these rates excluding the effect of fuel.

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Please refer to the supplemental information presented in the tables for reconciliations of the non-GAAP financial measures used in this press release to the most comparable GAAP financial measure and related disclosure. As noted above, Kroger is unable to provide a full reconciliation of the GAAP and non-GAAP measures used in its guidance without unreasonable effort because it is not possible to predict certain of our adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of our control and its unavailability could have a significant impact on GAAP financial results.

This press release contains certain statements that constitute "forward-looking statements" about the future performance of the company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as "achieve," "committed," “confidence,” "continue," "expect," "future," "guidance," “positions,” "target," and “will.” Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in "Risk Factors" in our annual report on Form 10-K for our last fiscal year and any subsequent filings, as well as the following:

Kroger's ability to achieve sales, earnings, incremental FIFO operating profit, and adjusted free cash flow goals may be affected by: the risks relating to or arising from our proposed transaction with Albertsons announced in October 2022, including, among others, our ability to consummate the proposed transaction, including on the terms of the merger agreement, on the anticipated timeline, and/or with the required regulatory approvals; COVID-19 pandemic related factors, risks and challenges, including among others, the length of time that the pandemic continues, future variants, mutations or related strains of the virus and the effectiveness of vaccines against variants, continued efficacy of vaccines over time and availability of vaccine boosters, the potential for disruptions in workforce availability and customer shopping patterns due to spikes in infection and illness rates, and interruptions in domestic and global supply chains or capacity constraints; whether and when the global pandemic will become endemic, the pace of recovery when the pandemic subsides or becomes endemic, which may vary materially over time and among the different regions we serve; labor negotiations; potential work stoppages; changes in the unemployment rate; pressures in the labor market; changes in government-funded benefit programs; changes in the types and numbers of businesses that compete with Kroger; pricing and promotional activities of existing and new competitors, including non-traditional competitors, and the aggressiveness of that competition; Kroger's response to these actions; the state of the economy, including interest rates, the current inflationary environment and future potential inflationary and/or deflationary trends and such trends in certain commodities, products and/or operating costs; the geopolitical environment including the war in Ukraine; unstable political situations and social unrest; changes in tariffs; the effect that fuel costs have on consumer spending; volatility of fuel margins; manufacturing commodity costs; supply constraints; diesel fuel costs related to Kroger's logistics operations; trends in consumer spending; the extent to which Kroger's customers exercise caution in their purchasing in response to economic conditions; the uncertainty of economic growth or recession; stock repurchases; changes in the regulatory environment in which Kroger operates; Kroger's ability to retain pharmacy sales from third party payors; consolidation in the healthcare industry, including pharmacy benefit managers; Kroger's ability to negotiate modifications to multi-employer pension plans; natural disasters or adverse weather conditions; the effect of public health crises or other significant catastrophic events; the potential costs and risks associated with potential cyber-attacks or data security breaches; the success of Kroger's future growth plans; the ability to execute our growth strategy and value creation model, including continued cost savings, growth of our alternative profit businesses, and our ability to better serve our customers and to generate customer loyalty and sustainable growth through our strategic pillars of fresh, our brands, personalization, and seamless; and the successful integration of merged companies and new partnerships. Our ability to achieve these goals may also be affected by our ability to manage the factors identified above. Our ability to execute our financial strategy may be affected by our ability to generate cash flow.

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Kroger's effective tax rate may differ from the expected rate due to changes in tax laws, the status of pending items with various taxing authorities, and the deductibility of certain expenses.

Kroger assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will broadcast live at 9 a.m. (ET) on December 1, 2022 at ir.kroger.com. An on-demand replay of the webcast will be available at approximately 1 p.m. (ET) on Thursday, December 1, 2022.

3rd Quarter 2022 Tables Include:

1.	Consolidated Statements of Operations

2.	Consolidated Balance Sheets

3.	Consolidated Statements of Cash Flows

4.	Supplemental Sales Information

5.	Reconciliation of Net Total Debt and Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

6.	Net Earnings Per Diluted Share Excluding the Adjustment Items

7.	Operating Profit Excluding the Adjustment Items

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Contacts: Media: Erin Rolfes (513) 762-1304; Investors: Rob Quast (513) 762-4969

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Table 1.
THE KROGER CO.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	THIRD QUARTER				YEAR-TO-DATE
	2022		2021		2022		2021
SALES	$34,198	100.0%	$31,860	100.0%	$113,436	100.0%	$104,840	100.0%

OPERATING EXPENSES
MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	26,890	78.6	24,959	78.3	89,234	78.7	81,820	78.0
OPERATING, GENERAL AND ADMINISTRATIVE (a)	5,587	16.3	5,177	16.2	18,001	15.9	17,692	16.9
RENT	195	0.6	197	0.6	642	0.5	648	0.6
DEPRECIATION AND AMORTIZATION	685	2.0	659	2.1	2,259	2.0	2,168	2.1

OPERATING PROFIT	841	2.5	868	2.7	3,300	2.9	2,512	2.4

OTHER INCOME (EXPENSE)

INTEREST EXPENSE	(119)	(0.4)	(135)	(0.4)	(422)	(0.4)	(438)	(0.4)
NON-SERVICE COMPONENT OF COMPANY-SPONSORED PENSION PLAN COSTS	11	-	(77)	(0.2)	38	0.1	(44)	-
LOSS ON INVESTMENTS	(207)	(0.6)	(94)	(0.3)	(637)	(0.6)	(694)	(0.7)

NET EARNINGS BEFORE INCOME TAX EXPENSE	526	1.5	562	1.8	2,279	2.0	1,336	1.3

INCOME TAX EXPENSE	126	0.3	77	0.2	481	0.4	239	0.2

NET EARNINGS INC,LUDING NONCONTROLLING INTERESTS	400	1.2	485	1.5	1,798	1.6	1,097	1.1

NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	-	2	-	5	-	7	-

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$398	1.2%	$483	1.5%	$1,793	1.6%	$1,090	1.0%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.55		$0.64		$2.47		$1.44

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	716		742		719		747

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.55		$0.64		$2.44		$1.43

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	724		752		728		757

DIVIDENDS DECLARED PER COMMON SHARE	$0.26		$0.21		$0.73		$0.60

Note:	Certain percentages may not sum due to rounding.

Note:	The Company defines First-In First-Out (FIFO) gross profit as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.

The Company defines FIFO gross margin as FIFO gross profit divided by sales.

The Company defines FIFO operating profit as operating profit excluding the LIFO charge.

The Company defines FIFO operating margin as FIFO operating profit divided by sales.

The above FIFO financial metrics are important measures used by management to evaluate operational effectiveness. Management believes these FIFO financial metrics are useful to investors and analysts because they measure our day-to-day operational effectiveness.

(a)	Merchandise costs ("COGS") and operating, general and administrative expenses ("OG&A") exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)	LIFO charges of $152 and $93 were recorded in the third quarters of 2022 and 2021, respectively. For the year to date period, LIFO charges of $392 and $177 were recorded for 2022 and 2021, respectively.

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Table 2.
THE KROGER CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	November 5,	November 6,
	2022	2021
ASSETS
Current Assets
Cash	$241	$324
Temporary cash investments	675	1,964
Store deposits in-transit	1,209	1,140
Receivables	2,019	1,914
Inventories	8,666	7,520
Prepaid and other current assets	593	518

Total current assets	13,403	13,380

Property, plant and equipment, net	24,080	23,316
Operating lease assets	6,705	6,655
Intangibles, net	906	954
Goodwill	3,076	3,076
Other assets	1,817	2,448

Total Assets	$49,987	$49,829

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities
Current portion of long-term debt including obligations under finance leases	$788	$1,048
Current portion of operating lease liabilities	654	642
Trade accounts payable	8,219	7,879
Accrued salaries and wages	1,463	1,458
Other current liabilities	6,614	5,771

Total current liabilities	17,738	16,798

Long-term debt including obligations under finance leases	12,442	12,673
Noncurrent operating lease liabilities	6,370	6,343
Deferred income taxes	1,481	1,619
Pension and postretirement benefit obligations	407	490
Other long-term liabilities	1,620	2,415

Total Liabilities	40,058	40,338

Shareowners' equity	9,929	9,491

Total Liabilities and Shareowners' Equity	$49,987	$49,829

Total common shares outstanding at end of period	716	738
Total diluted shares year-to-date	728	757

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Table 3.
THE KROGER CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	YEAR-TO-DATE
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$1,798	$1,097
Adjustments to reconcile net earnings including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	2,259	2,168
Operating lease asset amortization	471	468
LIFO charge	392	177
Stock-based employee compensation	145	159
Company-sponsored pension plans	(28)	56
Deferred income taxes	(93)	34
Gain on the sale of assets	(36)	(34)
Loss on investments	637	694
Other	82	106
Changes in operating assets and liabilities:
Store deposits in-transit	(127)	(44)
Receivables	(130)	(80)
Inventories	(2,267)	(673)
Prepaid and other current assets	99	371
Trade accounts payable	1,102	1,200
Accrued expenses	146	(40)
Income taxes receivable and payable	(69)	(54)
Operating lease liabilities	(533)	(532)
Other	(510)	(282)

Net cash provided by operating activities	3,338	4,791

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment, including payments for lease buyouts	(2,261)	(2,008)
Proceeds from sale of assets	71	139
Other	(2)	(90)

Net cash used by investing activities	(2,192)	(1,959)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	43
Payments on long-term debt including obligations under finance leases	(526)	(915)
Dividends paid	(494)	(433)
Financing fees paid	(62)	(5)
Proceeds from issuance of capital stock	127	118
Treasury stock purchases	(985)	(1,049)
Proceeds from financing arrangement	-	166
Other	(111)	(156)

Net cash used by financing activities	(2,051)	(2,231)

NET (DECREASE) INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS	(905)	601

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	1,821	1,687
END OF PERIOD	$916	$2,288

Reconciliation of capital investments:
Payments for property and equipment, including payments for lease buyouts	$(2,261)	$(2,008)
Payments for lease buyouts	10	-
Changes in construction-in-progress payables	59	(144)
Total capital investments, excluding lease buyouts	$(2,192)	$(2,152)

Disclosure of cash flow information:
Cash paid during the year for interest	$456	$493
Cash paid during the year for income taxes	$649	$364

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Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical sales is an industry-specific measure and it is important to review it in conjunction with Kroger's financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical sales differently than Kroger does, limiting the comparability of the measure.

IDENTICAL SALES (a)

	THIRD QUARTER		YEAR-TO-DATE
	2022	2021	2022	2021
EXCLUDING FUEL	$29,623	$27,701	$96,963	$91,963

EXCLUDING FUEL	6.9%	3.1%	5.4%	(1.0)%

(a)	Kroger defines identical sales, excluding fuel, as sales to retail customers, including sales from all departments at identical supermarket locations, Kroger Specialty Pharmacy businesses, jewelry and ship-to-home solutions. Kroger defines a supermarket as identical when it has been in operation without expansion or relocation for five full quarters. Kroger defines Kroger Specialty Pharmacy businesses as identical when physical locations have been in operation continuously for five full quarters and discontinued patient therapies are excluded from the identical sales calculation starting in the quarter of transfer or termination. We define Kroger Delivery identical sales powered by Ocado based on geography. We include Kroger Delivery sales powered by Ocado as identical if the delivery occurs in an existing Kroger Supermarket geography. If the Kroger Delivery sales powered by Ocado occur in a new geography, these sales are included as identical when deliveries have occurred to the new geography for five full quarters.

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Table 5.  Reconciliation of Net Total Debt and

Net Earnings Attributable to The Kroger Co. to Adjusted EBITDA

(in millions, except for ratio)

(unaudited)

The items identified below should not be considered an alternative to any GAAP measure of performance or access to liquidity.  Net total debt to adjusted EBITDA is an important measure used by management to evaluate the Company's access to liquidity.  The items below should be reviewed in conjunction with Kroger's financial results reported in accordance with GAAP.

The following table provides a reconciliation of net total debt.

	November 5,	November 6,
	2022	2021	Change
Current portion of long-term debt including obligations under finance leases	$788	$1,048	$(260)
Long-term debt including obligations under finance leases	12,442	12,673	(231)

Total debt	13,230	13,721	(491)

Less: Temporary cash investments	675	1,964	(1,289)

Net total debt	$12,555	$11,757	$798

The following table provides a reconciliation from net earnings attributable to The Kroger Co. to adjusted EBITDA, as defined in the Company's credit agreement, on a rolling four quarter basis.

	Rolling Four Quarters Ended
	November 5,	November 6,
	2022	2021
Net earnings attributable to The Kroger Co.	$2,359	$1,013
LIFO charge	412	93
Depreciation and amortization	2,916	2,842
Interest expense	555	543
Income tax expense	627	205
Adjustment for pension plan withdrawal liabilities	-	1,437
Adjustment for company-sponsored pension plan settlement charges	-	87
Adjustment for loss on investments	764	541
Adjustment for Home Chef contingent consideration	23	142
Adjustment for transformation costs (a)	29	118
Adjustment for merger related costs (b)	19	-
Adjustment for legal settlement costs	85	-
Other	(8)	(7)

Adjusted EBITDA	$7,781	$7,014

Net total debt to adjusted EBITDA ratio	1.61	1.68

(a)	Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

(b)	Merger related costs primarily include third party professional fees associated with the proposed merger with Albertsons Companies, Inc.

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Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items

(in millions, except per share amounts)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on net earnings per diluted common share for certain items described below.  Adjusted net earnings and adjusted net earnings per diluted share are useful metrics to investors and analysts because they present more accurately year-over-year comparisons for net earnings and net earnings per diluted share because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to net earnings attributable to The Kroger Co. or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	THIRD QUARTER		YEAR-TO-DATE
	2022	2021	2022	2021
Net earnings attributable to The Kroger Co.	$398	$483	$1,793	$1,090

Adjustment for pension plan withdrawal liabilities (a)(b)	-	-	-	344
Adjustment for company-sponsored pension plan settlement charges (a)(c)	-	68	-	68
Adjustment for loss on investments (a)(d)	163	73	490	533
Adjustment for Home Chef contingent consideration (a)(e)	-	7	14	47
Adjustment for transformation costs (a)(f)	-	5	-	82
Adjustment for merger related costs (a)(g)	15	-	15	-
Adjustment for legal settlement costs (a)(h)	67	-	67	-
Adjustment for income tax audit examinations (a)	-	(47)	-	(47)

2022 and 2021 Adjustment Items	245	106	586	1,027

Net earnings attributable to The Kroger Co. excluding the adjustment items above	$643	$589	$2,379	$2,117

Net earnings attributable to The Kroger Co. per diluted common share	$0.55	$0.64	$2.44	$1.43

Adjustment for pension plan withdrawal liabilities (i)	-	-	-	0.45
Adjustment for company-sponsored pension plan settlement charges (i)	-	0.09	-	0.09
Adjustment for loss on investments (i)	0.22	0.10	0.67	0.70
Adjustment for Home Chef contingent consideration (i)	-	0.01	0.02	0.06
Adjustment for transformation costs (i)	-	0.01	-	0.11
Adjustment for merger related costs (i)	0.02	-	0.02	-
Adjustment for legal settlement costs (i)	0.09	-	0.09	-
Adjustment for income tax audit examinations (i)	-	(0.07)	-	(0.07)

2022 and 2021 Adjustment Items	0.33	0.14	0.80	1.34

Net earnings attributable to The Kroger Co. per diluted common share excluding the adjustment items above	$0.88	$0.78	$3.24	$2.77

Average number of common shares used in diluted calculation	724	752	728	757

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Table 6. Net Earnings Per Diluted Share Excluding the Adjustment Items (continued)
(in millions, except per share amounts)
(unaudited)

(a)	The amounts presented represent the after-tax effect of each adjustment.

(b)	The year-to-date pre-tax adjustment to OG&A expenses for pension plan withdrawal liabilities was $449.

(c)	The pre-tax adjustment to other income (expense) for company-sponsored pension plan settlement charges was $87.

(d)	The pre-tax adjustments to other income (expense) for loss on investments were $207 and $94 in the third quarters of 2022 and 2021, respectively. The year-to-date pre-tax adjustments to other income (expense) for loss on investments were $637 and $694 in the first three quarters of 2022 and 2021, respectively.

(e)	The pre-tax adjustment to OG&A expenses for Home Chef contingent consideration was $10 in the third quarter of 2021. The year-to-date pre-tax adjustments to OG&A expenses for Home Chef contingent consideration were $18 and $61 in the first three quarters of 2022 and 2021, respectively.

(f)	The pre-tax adjustment to OG&A expenses for transformation costs was $6 in the third quarter of 2021. The year-to-date pre-tax adjustment to OG&A expenses for transformation costs was $107 in the first three quarters of 2021. Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

(g)	The pre-tax adjustment to OG&A expenses for merger related costs was $19 for 2022. Merger related costs primarily include third party professional fees associated with the proposed merger with Albertsons Companies, Inc.

(h)	The pre-tax adjustment to OG&A expenses for legal settlement costs was $85 for 2022.

(i)	The amounts presented represent the net earnings (loss) per diluted common share effect of each adjustment.

Note:	2022 Third Quarter Adjustment Items include adjustments for the loss on investments, merger related costs and legal settlement costs.

2022 Adjustment Items include the Third Quarter Adjustment Items plus the adjustments that occurred in the first two quarters of 2022 for loss on investments and Home Chef contingent consideration adjustment.

2021 Third Quarter Adjustment Items include adjustments for the loss on investments, Home Chef contingent consideration adjustment, company-sponsored pension plan settlement charges, strategic transformation costs, and the income tax audit examinations adjustment.

2021 Adjustment Items include the Third Quarter Adjustment Items plus the adjustments that occurred in the first two quarters of 2021 for pension plan withdrawal liabilities, loss on investments, Home Chef contingent consideration adjustment and strategic transformation costs.

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Table 7. Operating Profit Excluding the Adjustment Items

(in millions)

(unaudited)

The purpose of this table is to better illustrate comparable operating results from our ongoing business, after removing the effects on operating profit for certain items described below.  Adjusted FIFO operating profit is a useful metric to investors and analysts because it presents more accurately year-over year comparisons for operating profit because adjusted items are not the result of normal operations.  Items identified in this table should not be considered alternatives to operating profit or any other GAAP measure of performance.  These items should not be reviewed in isolation or considered substitutes for the Company's financial results as reported in accordance with GAAP.  Due to the nature of these items, as further described below, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP.

The following table summarizes items that affected the Company's financial results during the periods presented.

	THIRD QUARTER		YEAR-TO-DATE
	2022	2021	2022	2021
Operating profit	$841	$868	$3,300	$2,512
LIFO charge	152	93	392	177

FIFO Operating profit	993	961	3,692	2,689

Adjustment for pension plan withdrawal liabilities	-	-	-	449
Adjustment for Home Chef contingent consideration	-	10	18	61
Adjustment for transformation costs (a)	-	6	-	107
Adjustment for merger related costs (b)	19	-	19	-
Adjustment for legal settlement costs	85	-	85	-
Other	(3)	(3)	(9)	(9)

2022 and 2021 Adjustment items	101	13	113	608

Adjusted FIFO operating profit excluding the adjustment items above	$1,094	$974	$3,805	$3,297

(a)	Transformation costs primarily include costs related to store and business closure costs and third party professional consulting fees associated with business transformation and cost saving initiatives.

(b)	Merger related costs primarily include third party professional fees associated with the proposed merger with Albertsons Companies, Inc.

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